Exhibit 10.1

                             STOCK ESCROW AGREEMENT

                  THIS STOCK ESCROW AGREEMENT (this "Agreement") is dated as of November 2, 2004, among vFinance Investments Holdings, Inc., a Florida corporation ("Buyer"), vFinance, Inc., a Delaware corporation ("Parent"), Global Partners Securities, Inc. a New York corporation ("Global"), Level2.com, Inc., a Florida corporation ("Level2") and Edwards & Angell, LLP, a Massachusetts limited liability partnership, as escrow agent (the "Escrow Agent"). Buyer, Parent, Global, Level2 and Escrow Agent are hereinafter, the "Parties".

                                R E C I T A L S:

                  WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of the date hereof (the "Asset Purchase Agreement"), by and between Buyer and Global, Buyer is inter alia acquiring certain of the assets of Global ("Assets");

                  WHEREAS, the Asset Purchase Agreement provides that, as of the date hereof, Buyer shall deliver to the Escrow Agent (a) that number of restricted shares of common stock, par value $0.01 per share, of Parent as set forth in the Asset Purchase Agreement (the "APA Stock"), and (b) a warrant to purchase that number of shares of common stock, par value $0.01 per share, of Parent as set forth in the Asset Purchase Agreement (the "APA Warrant");

                  WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), by and between Buyer and Level2, Buyer is inter alia acquiring all of the issued and outstanding capital stock of Equity Station, Inc. ("ESI") (the "ESI Stock");

                  WHEREAS, the Stock Purchase Agreement provides that, as of the date hereof, Buyer shall deliver to the Escrow Agent (a) that number of restricted shares of common stock, par value $0.01 per share, of Parent as set forth in the Stock Purchase Agreement (the "SPA Stock"), and (b) a warrant to purchase that number of shares of common stock, par value $0.01 per share, of Parent as set forth in the Stock Purchase Agreement (the "SPA Warrant"); (collectively the APA Stock and the SPA Stock are hereinafter, the "Parent Stock"; collectively the APA Warrant and the SPA Warrant are hereinafter, the "Parent Warrants");

                  WHEREAS, it is contemplated under each of the Asset Purchase Agreement and the Stock Purchase Agreement that Parent will deposit or cause to be deposited into escrow certificates representing in the aggregate shares of Parent Stock and warrants representing in the aggregate the Parent Warrants (the "Escrow Shares") as set forth in Schedule A attached hereto to be held and disbursed by the Escrow Agent in accordance with Section 7 of this Agreement;

                  WHEREAS, Level2 will deposit or cause to be deposited into escrow certificates representing ESI Stock to be held and disbursed by the Escrow Agent in accordance with Section 7 of this Agreement;

                  WHEREAS, the National Association of Securities Dealers, Inc. ("NASD") has not approved the transactions contemplated under the Asset Purchase Agreement and Stock Purchase Agreement as of the date hereof;

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                  WHEREAS, the Escrow Agent is willing to act as the Escrow
Agent hereunder;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                  SECTION 1.     Appointment of Escrow Agent; Capitalized Terms.


                  (a) Buyer, Parent, Global and Level2 hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement;

                  (b) Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Asset Purchase Agreement or the Stock Purchase Agreement, respectively.

                  SECTION 2.     Establishment of the Escrow.

                  (a) Pursuant to the Asset Purchase Agreement and the Stock Purchase Agreement, Parent shall deliver to the Escrow Agent on the date hereof the certificates representing the Parent Stock and the Parent Warrants endorsed in blank or accompanied by duly executed stock transfer powers or appropriate transfer instruments. Level2 shall deliver to the Escrow Agent on the date hereof the certificates representing the ESI Stock endorsed in blank or accompanied by duly executed stock transfer powers or appropriate transfer instruments. The Escrow Agent shall hold the Escrow Shares and ESI Stock in escrow pursuant to this Agreement.

                  (b) Each of Parent and Level2 confirm to the Escrow Agent that the Escrow Shares and ESI Stock, respectively, are free and clear of all liens, claims and encumbrances except as may be created by this Agreement, the Asset Purchase Agreement and the Stock Purchase Agreement.

                  SECTION 3. Purpose of the Escrow. The Escrow Shares and ESI Stock will be deposited with the Escrow Agent and held by the Escrow Agent to pay the Purchase Price under each of the Asset Purchase Agreement and Stock Purchase Agreement under the terms and conditions herein, to secure: (a) the indemnification obligations of Global contained in each of the Asset Purchase Agreement and Level2 contained in the Stock Purchase Agreement, and (b) to secure the Escrow Shares and ESI Stock pending NASD Approval.

                  SECTION 4. Percentage Interest in the Escrow Shares. Attached hereto as Schedule A is a schedule listing each Global and Level2's initial percentage interest in the Escrow Shares (the "Percentage Interest"). The Percentage Interest of each of Global and Level2 shall be adjusted as necessary to comply with this Agreement.

                  SECTION 5.        Shareholder Rights.

                  (a) While any Escrow Shares and ESI Stock are held in escrow, and pending the distribution thereof to Global, Level2, or Buyer as the case may be, in connection with any distributions of Escrow Shares and ESI Stock in accordance with Section 7 hereof, each of Global, Level2 and Buyer will have full rights with respect solely to the Escrow Shares and ESI Stock issued in such shareholder's name (including, without limitation, the right to vote such shares as set forth in Section 5(b) below) and to receive distributions thereon.

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                  (b) Each of Global, Level2 and Buyer shall have the right to exercise any voting rights solely with respect to the Escrow Shares and ESI Stock attributable to such stockholder.

                  (c) Each of Global, Level2 and Buyer shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Escrow Shares and ESI Stock attributable to such stockholder.

                  SECTION 6. Share Value. The parties hereto agree and acknowledge that, for all purposes under this Agreement, each share of Parent Stock held in escrow pursuant to this Agreement shall be valued at Twenty Cents ($0.20) (the "Share Value"), and each Warrant Share shall be valued at the difference between $0.11 and the Fair Market Value of the Parent Stock at such time (the "Warrant Value"). For purposes of this Agreement, "Fair Market Value" shall mean the last reported sale price of Parent Stock, or in case no such reported sale takes place on such day, the average of the last reported sales prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Parent Stock is listed or admitted to trading or if the Parent Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price as furnished by the NASD through NASDAQ or the OTC Bulletin Board if NASDAQ is no longer reporting such information, or if the Parent Stock is not quoted on NASDAQ or the OTC Bulletin Board, as determined in good faith by resolution of the Parent's Board of Directors, based on the best information available to it for the day immediately preceding such issuance or sale.

                  SECTION 7.        Payments from the Escrow Funds.

                  (a) If, at any time on or prior to the Expiration Date (as defined below), Buyer shall deliver to the Escrow Agent a certificate of Buyer, executed by an authorized officer of Buyer (a "Buyer Certificate"), which Buyer Certificate shall:

                           (i) state that Buyer has incurred Losses under the
Asset Purchase Agreement or the Stock Purchase Agreement (an "Indemnification Item");

                           (ii) state the aggregate amount of such
Indemnification Item and the number of
shares of Parent Stock and/or Parent Warrants necessary to satisfy the Indemnification Item based on the Share Value and the Warrant Value; and

                           (iii) specify in reasonable detail the nature and
amount of each individual
Indemnification Item, including whether such Indemnification Item results from a breach of representation or warranty or covenant of Global or of Level2.

         The Escrow Agent shall, promptly upon receipt of such Buyer Certificate, deliver a copy of such Buyer Certificate to Global and/or Level2 as applicable. For purposes of this Agreement, the "Expiration Date" shall be the date which is 15 days after the first three complete calendar months of trading by Global's emerging markets group debt traders that become associated with, or work for, Buyer or Parent as a result of this transaction after transfer of Global's clearing arrangement for this group with Jefferies from Global to Parent, and the date which is 15 days after the first four complete calendar months of trading using Merrill Lynch as ESI's clearing firm.

                  (b) If Global or Level2 shall object to any amount claimed in connection with any Indemnification Item specified in any Buyer Certificate, Global and/or Level2 shall, within fifteen (15) Business Days after delivery by the Escrow Agent to either party of such Buyer Certificate, deliver to the

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Escrow Agent a certificate, executed by an authorized officer of Global and/or
Level2, as applicable (a "Seller Certificate"), (i) specifying each such amount to which the Seller objects and (ii) specifying in reasonable detail the nature and basis for each such objection. Promptly upon receipt of a Seller Certificate, the Escrow Agent shall deliver a copy of such Seller Certificate to Buyer and Parent. If the Escrow Agent shall not have received a Seller Certificate objecting to the amount claimed with respect to an Indemnification Item within such fifteen (15) Business Day period after delivery to Global and/or Level2, as applicable, of a Buyer Certificate specifying such Indemnification Item, Global and Level2, as applicable, shall be deemed to have acknowledged the correctness of the amount claimed on such Buyer Certificate with respect to such Indemnification Item, and the Escrow Agent shall thereafter, as soon as administratively practicable, but subject to Section 7(g) hereof, deliver to Buyer (such delivery to be applied to each of Global and Level2's percentage interest in the Escrow Shares in accordance with their respective percentage responsibility for such Indemnification Items) such number of Escrow Shares, as specified in the Buyer Certificate, equal to the lesser of
(A) the amount claimed in the Buyer Certificate with respect to such Indemnification Item with Warrant Value (with respect to the Warrant Shares) and the Share Value (with respect to the Escrow Shares) and (B) the number of Warrant Shares and Escrow Shares then remaining in escrow.

                  (c) If the Escrow Agent receives, within fifteen (15) Business Days after delivery to Global and Level2 of a Buyer Certificate, a Seller's Certificate objecting to the amount claimed with respect to any Indemnification Item specified in such Buyer Certificate, the amount so objected to shall be held by the Escrow Agent and shall not be released from escrow except in accordance with either (a) written instructions executed by each of Global and/or Level2, as applicable, and Buyer or (b) written instructions of Buyer consistent with the final nonappealable judgment of a court having jurisdiction over the matters relating to the claim by Buyer for indemnification from Global and/or Level2, as the case may be, after which time the Escrow Agent shall, as soon as administratively practicable, subject to Section 7(g) hereof, deliver to Buyer (such delivery to be applied to each of Global and Level2's percentage interest in the Escrow Shares in accordance with their respective percentage responsibility for such Indemnification Items) such number of Escrow Shares, as specified in such judgment, or if not so specified, as specified in joint written instructions signed by Buyer, Global and Level2.

                  (d) Within five (5) business days following the Expiration Date, Buyer shall deliver to the Escrow Agent (with copies to Parent, Global and Level2) written instructions for the release of the Escrow Shares (the "Distribution Notice") which notice shall include a computation of the Actual Revenues (defined below) and the number of Escrow Shares to be delivered to each of Global and Level2, or to be returned to the Parent, as follows:

                (i) if the actual aggregate revenues generated from ESI during the three complete calendar months following thirty (30) days of trading using Merrill Lynch as ESI's clearing firm ("ESI Revenue") is $500,000 or more, then the Escrow Agent shall, as soon as administratively practicable after receipt of the Distribution Notice, and subject to
                                    Section 7(g) hereof, deliver to Level2 its respective Escrow Shares pursuant to the Distribution Notice (the "ESI Escrow Shares").

                (ii) if ESI Revenue is less than $500,000, then the Escrow Agent shall, as soon as administratively practicable after receipt of the Distribution Notice, subject to
                                    Section 7(g) hereof, deliver (i) to Parent the Cancelled Shares (as defined herein) and
                                    (ii) to Level2 its respective remaining pro rata ESI Escrow Shares after reducing such ESI Escrow Shares by the amount of Cancelled Shares, as determined below in this Section 7 (e).


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                (iii)               if the actual aggregate  revenue  generated
                                    by Vfinance's  equity trading group
                                    (consisting of the former Global traders, as well as Vfinance's traders) during the three complete calendar months following the date hereof, combined with the actual aggregate revenue generated by (y) the former Global ITG agency business and (z) the former Global emerging markets debt group, that become associated with Vfinance as a result of the acquisition, during the three complete calendar months following the transfer of Global's clearing arrangement with Jefferies from Global to Vfinance (the "Global Increment") is more than $1,000,000 above the monthly average of revenues generated by Vfinance's trading group for the twelve months prior to the quarter ended June 30, 2004 times three, then the Escrow Agent shall, as soon as administratively practicable after receipt of the Distribution Notice, and subject to Section 7(g) hereof, deliver to Global its respective Escrow Shares pursuant to the Distribution Notice (the "Global Escrow Shares").

                (iv) if the Global Increment is less than $1,000,000, then the Escrow Agent shall, as soon as administratively practicable after receipt of the Distribution Notice, subject to Section 7(g) hereof, deliver (i) to Parent the Cancelled Shares (as defined herein) and (ii) to Global its respective remaining pro rata Global Escrow Shares after reducing such Global Escrow Shares by the amount of Cancelled Shares, as determined below in this Section 7 (e).

         (e) Notwithstanding anything contained in this Section 7 to the contrary, following the Expiration Date, Buyer shall be entitled to assert claims against the Escrow Shares in respect of Losses that were incurred prior to the Expiration Date. Such Losses may include Losses associated with Vfinance not meeting the revenue performance targets described in (d) above, with such Losses calculated according to the following formula ("Formula"). For Level2, Escrow Shares subject to cancellation (the "Cancelled Shares") as a result of not meeting the revenue targets indicated in this Section 7 shall equal total ESI Escrow Shares multiplied by X where X, expressed as a percentage, equals the difference of A minus B, where A equals the percentage by which the ESI Revenue is below $500,000 and where B equals the percentage by which the total revenue of Parent for that same three month period (less the ESI Revenue and the Global Increment) ("Parent Revenue") is less than $6,970,000, which is the adjusted quarterly revenue figure for Parent based on its trailing twelve months revenuesFor example: if ESI Revenue is 20% less than $500,000 (such that A equals 20) and Parent Revenue is 10% less than $6,970,000 (such that B equals
10), then X would equal 10% and the amount of Cancelled Shares would be equal to 10% of the ESI Escrow Shares. For Global, Escrow Shares subject to cancellation as a result of not meeting the revenue targets indicated in this Section 7 shall equal total Global Escrow Shares multiplied by Y where Y, expressed as a percentage, equals the difference of C minus B, where C equals the percentage by which the Global Increment is below $1,000,000. For example: if the Global Increment is 20% less than $1,000,000 (such that C equals 20) and Parent Revenue is 10% less than $6,970,000 (such that B equals 10), then Y would equal 10% and the amount of Cancelled Shares would be equal to 10% of the Global Escrow Shares. For the purposes of this calculation, Parent may not apply revenues of any new acquisitions closed after September 30, 2004 to the $6,970,000 figure.

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         For the purposes of this Section 7(e), Parent Revenue shall not include any revenues or earnings associated with any acquisitions or mergers consummated after September 30, 2004; and if B or X or Y is a negative number, then B or X or Y, as the case may be, shall be equal to zero. Furthermore, in order to aggregate the cumulative impact of the revenues generated for the benefit of both Global and Level2 shareholders, in the event that Escrow Shares held for Global or Level 2 are subject to cancellation as a result of a failure to achieve either of the revenue targets specified above, any excess revenue above the thresholds set forth above (by either Global's units or Level2's) may be credited to either Global or Level 2 (whosever's revenue target missed its mark) for the purposes of the Formula described above. For purposes of clarification, if ESI Revenue for the relevant performance measurement period equals $575,000 (leaving an extra $75,000), and the Global Increment is less than $1,000,000, then up to $75,000 may be added to the Global Increment prior to determining the Global Cancelled Shares, if any.

         (f) With respect to Indemnification Items resulting from a breach of a representation or warranty or covenant of the Asset Purchase Agreement in the case of Global or the Stock Purchase Agreement in the case of Level2, any Escrow Shares transferred out of escrow pursuant to Section 7(b) shall be transferred out of such Party's Percentage Interest in the Escrow Shares and shall not be accounted against the Percentage Interest of the other in the Escrow Shares, and the Percentage Interests shall be adjusted accordingly.

         (g) Notwithstanding anything contained in this Section 7 to the contrary, no Escrow Shares or ESI Stock shall be delivered by the Escrow Agent while NASD Approval is pending.

                  SECTION 8. Reversion of the Escrow Shares and ESI Stock. If the NASD rejects the transfer of control as contemplated under the Asset Purchase Agreement and Stock Purchase Agreement, the Escrow Agent shall, as soon as reasonably practicable, deliver the Parent Stock and the Parent Warrants to Parent and the ESI Stock to Level2.

                  SECTION 9. Maintenance of the Escrow Shares and ESI Stock. The Escrow Agent shall continue to maintain the Escrow Shares and ESI Stock until the earlier of (i) the time at which there shall not be Parent Warrants, Parent Stock and ESI Stock in escrow, and (ii) the termination of this Agreement.

                  SECTION 10. Assignment of Rights to the Escrow Shares; Assignment of Obligations; Successors. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided that Buyer and Parent may assign to any of their Affiliates or to any Person who purchases or acquires Buyer or Parent, respectively. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

                  SECTION 11.  Escrow Agent.
                               ------------

                  (a) Except as expressly contemplated by this Agreement or by joint written instructions from Buyer, Parent, Global and Level2, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Parent Warrants, Parent Stock and ESI Stock, except pursuant to an order of a court of competent jurisdiction.

                  (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants shall be read into this

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Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder.

                  (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely without any investigation into the underlying facts upon any certificate, statement, opinion, report, notice, request, consent, order, approval, document, instrument, signature or other paper document believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

                  (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (e) The Escrow Agent shall have no duty as to the collection of dividends, distributions or income on the Parent Warrants, Parent Stock and ESI Stock or as to the preservation of any rights pertaining thereto, and shall not be under any duty to give the Parent Warrants, Parent Stock and ESI Stock held by it hereunder any greater degree of care than it gives its own similar property.

                  (f) The Escrow Agent shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel and of all persons not regularly in its employ, if any, incurred or made by it in connection with the carrying out of its duties under this Agreement and in connection with any dispute regarding the performance of its duties hereunder. All such fees and expenses shall be the joint responsibility of Buyer, Global and Level2.

                  (g) The Buyer, Parent, Global and Level2 shall reimburse and indemnify the Escrow Agent and its officers, directors, partners, employees and agents for, and hold it harmless against and reimburse the Escrow Agent for, any loss, injuries, penalties, stamp or other taxes, actions, suits, liability, damage or expense, including, without limitation, reasonable attorneys' and consultant's fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, directly or indirectly related to, or arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

                  (h) The Escrow Agent may at any time resign by giving at least thirty (30) days' prior written notice of resignation to the Buyer, Global and Level2. The Buyer, Global and Level2 may at any time jointly remove the Escrow Agent by giving least thirty (30) days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be reasonably acceptable to the Buyer, Parent Global and Level2, shall be appointed by Buyer by written instrument executed by the Buyer and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Buyer or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Shares and ESI Stock of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty (20) days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Shares

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and ESI Stock until the earlier of (i) its receipt of designation of a successor
Escrow Agent in a joint written instruction by the Buyer, Global and Level2 and
(ii) termination of this Agreement in accordance with its terms. If no successor Escrow Agent shall have been appointed within twenty (20) days, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

                  (i) The Escrow Agent does not have any interest in the Parent Warrants, the Parent Stock or the ESI Stock deposited hereunder but is serving as escrow holder only and having only possession thereof. Buyer, Global and Level2 shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Shares and ESI Stock incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. This Section 10(i) and Section 10(g) above shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

                  (j) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

                  (k) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining, or taking or refraining from taking any action with respect to any securities or other property deposited hereunder.

                  (l) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares and the ESI Stock, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Shares and ESI Stock until the Escrow Agent shall have received (i) a final nonappealable order of a court having jurisdiction directing delivery of the Escrow Shares and ESI Stock or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Shares and ESI Stock, in which event the Escrow Agent shall disburse the Escrow Shares and ESI Stock in accordance with such order, judgment or agreement. Any court order shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said order or judgment is final and nonappealable. The Escrow Agent shall act on such court order or judgment and legal opinion without further question.

                  (m) The Escrow Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Parties given under this Agreement.

                  (n) None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

                  (o) Whenever in the administration of the provisions of this Agreement the Escrow Agent shall deem it necessary or desirable that a matter be provided or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, be deemed to be conclusively proved and established by a certificate signed by Buyer, Parent, Global and Level2 and delivered to the Escrow Agent and the Escrow Agent shall, in the absence of gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, be entitled to rely in full thereon.

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                  (p) The Parties acknowledge that the Escrow Agent is acting as legal counsel to Parent and Buyer with regard to the business and affairs of the Parent, the Buyer, the Asset Purchase Agreement and the Stock Purchase Agreement and the transactions contemplated in connection therewith. In the event of a dispute with regard to the Parent, the Buyer, Global and/or Level 2, the Asset Purchase Agreement and the Stock Purchase Agreement and the transactions contemplated in connection therewith or this Agreement, the Escrow Agent shall have the right to continue to represent the Parent and Buyer, including with respect to any dispute concerning the Buyer's rights to the Escrow Shares, whether or not the Escrow Agent places the Escrow Shares or the ESI Stock into the custody of a court.

                  (q) The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any bad faith, willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

                  (r) Any corporation or other entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation or other entity succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any Party hereto or any further act on the part of any of the Parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

                  (s) The Parties each (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Escrow Agent for any action taken or omitted under this Agreement except to the extent caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  SECTION 12. Termination. This Agreement shall terminate on the later of: (a) the date on which there are no Escrow Shares, ESI Stock or other property remaining in escrow and (b) ten (10) business days following the date on which all claims made in Buyer Certificates delivered to the Escrow Agent prior to the Expiration Date shall have been resolved.

                  SECTION 13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given when delivered personally (including delivery by recognized courier service, such as Federal Express), delivered by facsimile transmission or on the fifth
(5th) succeeding business day after being mailed postage prepaid, by registered or certified mail to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

                  (a) if to Parent:

                           vFinance, Inc.
                           3010 North Military Trail
                           Boca Raton, FL  33431
                           Attention:  Chief Executive Officer
                           Facsimile No.:  (561) 981-1089

                           with a copy to:

                           Edwards & Angell, LLP
                           350 East Las Olas Blvd.
                           Suite 1150
                           Fort Lauderdale, FL  33301-4215
                           Attention:  Leslie J. Croland
                           Telephone:       (954) 727-2600
                           Facsimile No.:   (954) 727-2601

                  (b) if to the Buyer:

                           vFinance Investments Holdings, Inc.
                           3010 North Military Trail
                           Boca Raton, FL  33431
                           Attention:  President
                           Facsimile No.:  (561) 981-1089

                           with a copy to:

                           Edwards & Angell, LLP
                           350 East Las Olas Blvd.
                           Suite 1150
                           Fort Lauderdale, FL  33301-4215
                           Attention:  Leslie J. Croland
                           Telephone:       (954) 727-2600
                           Facsimile No.:   (954) 727-2601

                  (c) if to Global:

                           Global Partners Securities, Inc.
                           c/o Keith Wasserstrom
                           1909 Tyler Street - PH
                           Hollywood, FL 33020
                           Attention:  President
                           Facsimile No.:  (954) 241-6846
                           with a copy to:

                           Keith Wasserstrom
                           1909 Tyler Street - PH
                           Hollywood, FL 33020
                           Facsimile No.:  (954) 241-6846

                  (d)      if to Level2: Level2.com, Inc.
                           C/o Wasserstrom Giulianti, P.A.
                           1909 Tyler Street
                           Wachovia Center-Penthouse
                           Hollywood, FL  33020
                           Attn:  Keith Wasserstrom
                           Facsimile No.:  (954) 241-6846

                           with a copy to:

                           Keith Wasserstrom
                           1909 Tyler Street - PH
                           Hollywood, FL 33020
                           Facsimile No.:  (954) 241-6846


                  (e) if to Escrow Agent:

                           Edwards & Angell, LLP
                           350 East Las Olas Blvd.
                           Suite 1150
                           Fort Lauderdale, FL  33301-4215
                           Attention:  Leslie J. Croland
                           Telephone:       (954) 727-2600
                           Facsimile No.:   (954) 727-2601

                   SECTION 14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to its conflict of law principles. The parties hereto hereby irrevocably submit to the jurisdiction of any federal or state court sitting in Broward County, Florida in any action or proceeding arising out of or relating to this Agreement and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

                  SECTION 15. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parties hereto or (b) by a waiver in accordance with Section 15 of this Agreement.

                  SECTION 16. Waiver. Any Party to this Agreement may (a) extend the time for the performance of any obligations or other acts of any other party hereto or (b) waive compliance with any agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or as a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                  SECTION 17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 18. Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                  SECTION 19. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 20. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 21. Counterparts. This Agreement may be executed in one or more counterparts, and by different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.


                      [Signatures appear on the next page]

                  IN WITNESS WHEREOF, each of the Parties hereto has duly executed, or has caused this Agreement to be duly executed by its duly authorized representative, as of the date first written above.

                                 VFINANCE INVESTMENTS HOLDINGS, INC.


                                 By: /s/ Leonard Sokolow
                                     --------------------
                                     Name: Leonard Sokolow
                                     Title:  President


                                 VFINANCE, INC.


                                 By: /s/ Leonard Sokolow
                                     --------------------
                                     Name: Leonard Sokolow
                                     Title: Chief Executive Officer & President


                                 GLOBAL PARTNERS SECURITIES, INC.


                                 By: /s/ Marcos Konig
                                     ------------------
                                     Name: Marcos Konig
                                     Title: President


                                 LEVEL2.COM, INC.


                                 By: /s/ Marcos Konig
                                     ------------------
                                     Name: Marcos Konig
                                     Title: President


                                 EDWARDS & ANGELL, LLP


                                 By: /s/ Leslie J. Croland
                                     ----------------------
                                     Name: Leslie J. Croland
                                     Title: Partner

                                   SCHEDULE A




                                  Initial Percentage     Number of Shares    Initial Percentage
               Number of Shares        Interest          Underlying Parent       Interest
Name           of Parent Stock      in Parent Stock         Warrants         in Parent Warrants
               ---------------       ---------------         --------         ------------------
Global           4,162,345                50.0%              1,649,864              50.0%

Level2           4,162,345                50.0%              1,649,864              50.0%


Total            8,324,690  1            100.0%              3,299,728             100.0%

--------
1  Note that this total excludes 150,000 shares to be distributed to Scott
J. Saunders, which are not subject to this Escrow Agreement.